Exhibit 99.2

Black Spade Acquisition III Co Announces Closing of $172.5 Million Initial Public Offering, Including Full-Exercise of Over-Allotment Option

(January 7, 2026, Hong Kong) Black Spade Acquisition III Co (the “Company”) (NYSE: BIIIU), a special purpose acquisition company (“SPAC”), sponsored by an affiliate of Black Spade Capital Limited, announced today the closing of its initial public offering of 17,250,000 units, which includes 2,250,000 units issued pursuant to the full exercise by the underwriters of their over-allotment option. The offering was priced at $10.00 per unit, resulting in aggregate gross proceeds to the Company of $172,500,000.

The units began trading on The New York Stock Exchange (“NYSE”) under the ticker symbol “BIIIU” on January 6, 2026. Each unit consists of one Class A ordinary share and one-third of one redeemable warrant, with each whole warrant exercisable to purchase one Class A ordinary share at a price of $11.50 per share, subject to certain adjustments. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on the NYSE under the ticker symbols “BIII” and “BIIIW”, respectively.

The Company’s management team is led by Dennis Tam, Executive Chairman & Co-CEO, Kester Ng, Co-CEO & CFO and Richard Taylor, Co-CEO & COO, each of who served as executive director of or advisor to Black Spade Acquisition Co (“BSAQ”) and Black Spade Acquisition II Co (“BSII”), two prior SPACs also sponsored by affiliates of Black Spade Capital Limited.

Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC and Chardan acted as joint book-running managers. Latham & Watkins LLP served as legal counsel to the Company. Loeb & Loeb LLP served as legal counsel to the underwriters.

The public offering was made only by means of a prospectus. Copies of the prospectus may be obtained from Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, Attention: Prospectus Department, 3 Columbus Circle, 24th floor, New York, NY 10019, or by email at capitalmarkets@cohencm.com, or by contacting Chardan, One Pennsylvania Plaza, Suite 4800, New York, NY 10119, or by email at prospectus@chardan.com, or from the SEC website at www.sec.gov.

A registration statement relating to the securities has been filed with the U.S. Securities and Exchange Commission and became effective on January 5, 2026. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Black Spade Acquisition III Co Announces Closing of $172.5 Million Initial Public Offering

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About Black Spade Acquisition III Co

Black Spade Acquisition III Co is the third SPAC sponsored by an affiliate of Black Spade Capital Limited. It was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or assets. While the Company may pursue a business combination in any industry, it sees the leisure and entertainment space as one of its core focus areas. Of note, the Company is encouraged by how the application of AI, robotic and quantum computing elevates user experience in this field. It looks forward to further looking into the opportunities arising from the growing acceptance of digital assets within the lifestyle and entertainment sector.

Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements," including with respect to the anticipated use of the net proceeds and the search for an initial business combination. No assurance can be given that the net proceeds of the offering will be used as indicated.

Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company's registration statement and prospectus for the Company's initial public offering filed with the SEC. Copies of these documents are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact:

ir@bsaiii.com